                                                                     EXHIBIT 4.2

         FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

      This First Amendment to Sixth Amended and Restated Credit Agreement (this "Amendment") is made as of this 28th day of June, 2005 by and among and Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), JPMorgan Chase Bank, N.A., not individually, but as "Administrative Agent", and the several banks, financial institutions and other entities from time to time parties to this Agreement (the "Lenders").

                                    RECITALS

      A. Borrower, Administrative Agent, and the Lenders are parties to a Sixth Amended and Restated Credit Agreement dated as of March 30, 2005 (the "Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings described as such terms in the Credit Agreement.

      B. Borrower plans to enter into a Secured Term Loan Agreement with Keybank National Association, a national banking association, as administrative agent, and the several banks, financial institutions and other entities from time to time parties thereto in the aggregate principal face amount of up to Two Hundred Twenty Million and No/100 Dollars ($220,000,000.00) (the "Keybank Facility"), pursuant to which, certain subsidiaries of Borrower which hold Capital Stock in other Subsidiaries owning encumbered Projects will grant a security interest in such Capital Stock and provide limited guaranties for the benefit of the lenders thereto.

      C. Borrower has requested changes in the form of Subsidiary Guaranty and the definition of Unencumbered Assets to accommodate the fact that certain Subsidiary Guarantors own both Unencumbered Assets and interests in such encumbered Projects.

      NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AMENDMENTS

      1. The foregoing recitals to this Amendment are incorporated into and made part of this Amendment.

      2. The definition of "Unencumbered Assets" in Article 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "Unencumbered Asset" means, any Project located in the United States, Puerto Rico or an Acceptable Jurisdiction 100% of which is owned in fee simple or ground leased by the Borrower or a Subsidiary Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary Guarantor) other than (i)

Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)), and (ii) restrictions on transferability in the case of a Qualifying Jointly-Owned Subsidiary (b) is not subject to any agreement (including (i) any agreement governing Indebtedness and (ii) if applicable, the organizational documents of any Subsidiary Guarantor) which prohibits or limits the ability of the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, except as permitted under Section 19 of the Subsidiary Guaranty,
(c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, except as permitted under Section 19 of the Subsidiary Guaranty, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) either has been improved with an income-producing building or buildings which are substantially completed and occupied or is a Pre-Leased Project Under Construction.

      3. Exhibit F of the Credit Agreement, the form of Subsidiary Guaranty, is hereby amended and restated in its entirety by the attached Exhibit F. Borrower shall cause the Subsidiary Guarantors to execute and deliver such Subsidiary Guaranty as a requirement for the effectiveness of this Amendment

      4. Borrower hereby represents and warrants that:

            (a)   no Default or Unmatured Default exists under the Loan
                  Documents;

            (b) the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

            (c) there has been no material adverse change in the financial condition of Borrower as shown in its March 31, 2005 financial statements;

            (d) Borrower has full corporate power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

            (e) all representations and warranties contained in Article 5 of the Credit Agreement are true and correct as of the date hereof and all references therein to "the date of this Agreement" shall refer to "the date of this Amendment."

      5. Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" or the "Subsidiary Guaranty" henceforth shall be deemed to refer to the Credit Agreement and the Subsidiary Guaranty as amended by this Amendment.

      6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

      7. This Amendment shall become effective when (i) it has been executed by Borrower, Administrative Agent, and the Required Lenders; (ii) Borrower has delivered a fully executed Subsidiary Guaranty in the form attached hereto; and
(iii) the Keybank Facility has closed.

            IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

                                     DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                     By: /s/ David E. Weiss
                                         --------------------------------
                                     Print Name: David E. Weiss
                                     Title: Senior Vice President

                                     DDR PR VENTURES LLC, S.E.

                                     By: /s/ David E. Weiss
                                         --------------------------------
                                     Print Name: David E. Weiss
                                     Title: Senior Vice President

                                     3300 Enterprise Parkway
                                     Beachwood, Ohio  44122
                                     Phone: 216/755-5775
                                     Facsimile: 216/755-1775
                                     Attention: Chief Financial Officer

                                     with a copy to:

                                     3300 Enterprise Parkway
                                     Beachwood, Ohio  44122
                                     Phone: 216/755-5650
                                     Facsimile: 216/755-1560
                                     Attention: General Counsel

                                     JPMORGAN CHASE BANK, N.A.,
                                     Individually and as Administrative Agent

                                     By: /s/ Kenneth S. Nelson
                                         --------------------------
                                     Print Name:  Kenneth S. Nelson
                                     Title: Vice President

                                     1 Bank One Plaza, IL 1-0315
                                     Chicago, Illinois  60670
                                     Phone: 312/325-3114
                                     Facsimile: 312/325-3122
                                     Attention: Real Estate and Lodging
                                                Investment Banking

                                     BANK OF AMERICA, N.A.,
                                     Individually and as Syndication Agent

                                     By: /s/ Michael W. Edwards
                                         --------------------------
                                     Print Name: Michael W. Edwards
                                     Title: Senior Vice President

                                     231 South LaSalle Street
                                     Chicago, IL 60604
                                     Phone: 312/828-5215
                                     Facsimile: 312/974-4970
                                     Attention: Ms. Cheryl Sneor

                                     COMMERZBANK AG,
                                     Individually and as Documentation Agent

                                     By: /s/ Christian Berry
                                         --------------------------------------
                                     Print Name: Christian Berry
                                     Title:      Vice President

                                     By: /s/ James Brett
                                         --------------------------------------
                                     Print Name: James Brett
                                     Title:      Assistant Treasurer

                                     2 World Financial Center
                                     New York, NY 10281-1050
                                     Phone: 212-266-7569
                                     Facsimile: 212-266-7565
                                     Attention: Mr. Douglas Traynor

                                     WACHOVIA BANK, NA.,
                                     Individually and as Documentation Agent

                                     By: /s/ Cathy A. Casey
                                         ------------------------
                                     Print Name: Cathy A. Casey
                                     Title: Director

                                     Mail Code NC-0172, 16th Floor
                                     301 S. College Street
                                     Charlotte, NC 28288
                                     Phone: 704/383-6506
                                     Facsimile: 704/383-6205
                                     Attention: Mr. Rex E. Rudy

                                     WELLS FARGO BANK, N.A.,
                                     Real Estate Finance Group,
                                     Individually and as Documentation Agent

                                     By: /s/ Scott Solis
                                         ----------------------
                                     Print Name: Scott Solis
                                     Title: Vice President

                                     123 North Wacker Drive
                                     Suite 1900
                                     Chicago, IL 60606
                                     Phone: 312-269-4818
                                     Facsimile: 312-782-0969
                                     Attention: Mr. Scott Solis

                                     US BANK N.A.,
                                     Individually and as Managing Agent

                                     By: /s/ Donald Woods
                                         -----------------------------
                                     Print Name: Donald Woods
                                     Title: Vice President

                                     1350 Euclid Avenue
                                     Cleveland, OH 44115
                                     Phone:  216-623-9210
                                     Facsimile:  216-241-0164
                                     Attention:  Mr. Donald Woods

                                     THE BANK OF NOVA SCOTIA
                                     Individually and as Managing Agent

                                     By: /s/ Neil Crawford
                                         ------------------------
                                     Print Name: Neil Crawford
                                     Title: Director

                                     One Liberty Plaza, 25th Floor
                                     New York, NY 10006
                                     Phone:  212-225-5167
                                     Facsimile:  212-225-5166
                                     Attention:  Mr. Neil Crawford

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS
                                     Individually and as Managing Agent

                                     By: /s/ Brenda Casey
                                         ----------------------
                                     Print Name: Brenda Casey
                                     Title: Vice President

                                     By: /s/ James Rolison
                                         ----------------------
                                     Print Name: James Rolison
                                     Title: Director

                                     200 Crescent Court
                                     Suite 550
                                     Dallas, Texas 75201
                                     Phone: 214-740-7913
                                     Facsimile: 214-740-7910
                                     Attention: Mr. Gerry Dupont

           [Signature Page to DDR First Amendment to Sixth Amended and
              Restated Credit Agreement dated as of June 28, 2005]

                                     EUROHYPO AG, NEW YORK BRANCH
                                     Individually and as Managing Agent

                                     By: /s/ Mark A. Fisher
                                         ------------------------
                                     Print Name: Mark A. Fisher
                                     Title: Director

                                     and by:

                                     By: /s/ Stephen Cox
                                         ----------------------
                                     Print Name: Stephen Cox
                                     Title: Vice President

                                     Head of Portfolio Operations
                                     Eurohypo AG, New York Branch
                                     1114 Avenue of the Americas
                                     29th Floor
                                     New York, NY  10021
                                     Phone: (212) 479-5700
                                     Fax: (866) 267-7680

                                     With a copy to:

                                     Head of Legal Department
                                     Eurohypo AG, New York Branch
                                     1114 Avenue of the Americas
                                     29th Floor
                                     New York, NY  10021
                                     Phone: (212) 479-5700
                                     Fax: (866) 267-7680

                                     ING REAL ESTATE FINANCE (USA) LLC,
                                     Individually and as Managing Agent

                                     By: __________________________
                                     Print Name:
                                     Title:

                                     230 Park Avenue, 12th Floor
                                     New York, NY 10169
                                     Phone: 212-883-2627
                                     Facsimile: 212-883-2927
                                     Attention: Mr. Daniel Sliwak

                                     MORGAN STANLEY BANK
                                     Individually and as Managing Agent

                                     By: __________________________
                                     Print Name:
                                     Title:

                                     1633 Broadway
                                     25th Floor
                                     New York, NY  10019
                                     Phone: 212-537-1532 / 2484
                                     Facsimile: 212-537-1867 / 1866
                                     Attention: Erna Dell'aquila / Edward Henley

                                     PNC BANK, N.A.
                                     Individually and as Managing Agent

                                     By: /s/ Michael E. Smith
                                         ---------------------------
                                     Print Name: Michael E. Smith
                                     Title: Senior Vice President

                                     One PNC Plaza
                                     249 Fifth Avenue
                                     Pittsburgh, PA  15222
                                     Phone: 412-768-9135
                                     Facsimile: 412-762-6500
                                     Attention: Mr. Michael E. Smith

                                     AM SOUTH BANK
                                     Individually and as Co-Agent

                                     By:____________________________

                                     Print Name:
                                     Title:

                                     1900 Fifth Avenue North
                                     BAC15
                                     Birmingham, AL 35203
                                     Phone: 205-326-4071
                                     Facsimile: 205-326-4075
                                     Attention: Mr. Robert Blair

                                     THE HUNTINGTON NATIONAL BANK
                                     Individually and as Co-Agent

                                     By: /s/ Randall G. Stickler
                                         ------------------------
                                     Name: Randall G. Stickler
                                     Title: Senior Vice President

                                     917 Euclid Avenue, CM17
                                     Cleveland, OH 44115
                                     Phone: 216-515-0683
                                     Facsimile: 216-515-6369
                                     Attention: Mr. Richard Goss

                                     LA SALLE BANK, NATIONAL ASSOCIATION
                                     Individually and as Co-Agent

                                     By: /s/ Robert E. Goeckel
                                         --------------------------
                                     Print Name: Robert E. Goeckel
                                     Title: Vice President

                                     135 South LaSalle Street
                                     Suite 1225
                                     Chicago, IL 60603
                                     Phone: 312-904-4705
                                     Facsimile: 312-904-6691
                                     Attention: Mr. Robert Goeckel

                                     SOVEREIGN BANK
                                     Individually and as Co-Agent

                                     By: /s/ T. Gregory Donohue
                                         -----------------------------
                                     Print Name: T. Gregory Donohue
                                     Title: Senior Vice President

                                     75 State Street
                                     Boston, MA 02109
                                     Telephone: 617-757-3418
                                     Facsimile: 617-757-5652
                                     Attention: Ms. Katherine Felpel

                                     SUNTRUST BANK
                                     Individually and as Co-Agent

                                     By: /s/ Nancy B. Richards
                                         ---------------------------
                                     Print Name: Nancy B. Richards
                                     Title: Vice President

                                     8330 Boone Boulevard
                                     8th Floor
                                     Vienna, VA 22182
                                     Phone: 703-442-1557
                                     Facsimile: 703-442-1570
                                     Attention: Ms. Nancy B. Richards

                                     UBS LOAN FINANCE LLC
                                     Individually and as Co-Agent

                                     By: /s/ Wilfred V. Saint
                                         ------------------------
                                     Print Name: Wilfred V. Saint
                                     Title: Director, Banking Products Services,
                                            US

                                     and by:

                                     By: /s/Winslowe Ogbourne
                                         ---------------------------
                                     Print Name: Winslowe Ogbourne
                                     Title: Associate Director, Banking Products
                                            Services, US

                                     677 Washington Blvd, 6th floor tower
                                     Stamford, CT 0-6912
                                     Phone:  203-719-3845
                                     Facsimile:  203-719-3888
                                     Attention:  Mr. Chris Aitkin

                                     BARCLAYS BANK PLC
                                     Individually and as Co-Agent

                                     By:________________________________
                                     Print Name:________________________
                                     Title:_____________________________

                                     200 Park Avenue
                                     New York, NY 10166
                                     Telephone:  212-412-7672
                                     Facsimile:  212-412-7600
                                     Attention:  Ms. Alison McGuigan

                                     MANUFACTURERS AND TRADERS TRUST COMPANY
                                     Individually and as Co-Agent

                                     By: /s/ Kevin B. Quinn
                                         --------------------------------
                                     Print Name: Kevin B. Quinn
                                     Title:      Vice President

                                     One Fountain Plaza
                                     12th Floor
                                     Buffalo, NY 14203-1495
                                     Telephone:  716-848-7337
                                     Facsimile:  716-848-7318
                                     Attention  Mr. Kevin B. Quinn

                                     MIZUHO CORPORATE BANK, LTD.
                                     Individually and as Co-Agent

                                     By:________________________________
                                     Print Name:________________________
                                     Title:_____________________________

                                     1251 Avenue of the Americas
                                     New York, NY 10020
                                     Telephone:  212-282-3175
                                     Facsimile:  212-282-4488/4489
                                     Attention:  Mr. Randy Fleisher

                                     NOMURA FUNDING FACILITY
                                     CORPORATION, LTD.
                                     Individually and as Co-Agent

                                     By: /s/ Michael Delancy
                                         -----------------------
                                     Print Name: Michael Delancy
                                     Title: Director

                                     3 Harbour Master Place
                                     1FSC, Dublin 1
                                     Ireland
                                     Telephone: 35 31 6720 297
                                     Facsimile: 001-35 32 6700 288
                                     Attention: Michael Delaney

                                     UFJ BANK LIMITED
                                     Individually and as Co-Agent

                                     By:_______________________________
                                     Print Name:_______________________
                                     Title:____________________________

                                     55 East 52nd Street
                                     New York, NY 10055
                                     Telephone:  212-339-6210
                                     Facsimile:  212-754-1304
                                     Attention:  Jesse McDonald

                                     COMERICA BANK

                                     By: /s/ James Graycheck
                                         --------------------------
                                     Print Name: James Graycheck
                                     Title: AVP

                                     500 Woodward Avenue
                                     MC 3256
                                     Detroit, MI 48226
                                     Telephone: 313-222-1276
                                     Facsimile: 313-222-9295
                                     Attention: Mr. James Graycheck

                                     KEYBANK NATIONAL ASSOCIATION

                                     By: /s/ Kevin Murray
                                         --------------------
                                     Print Name: Kevin Murray
                                     Title:  Vice President

                                     127 Public Square
                                     8th Floor
                                     Cleveland, OH  44114
                                     Phone: 216-689-7547
                                     Facsimile: 216-689-4997
                                     Attention: Kevin Murray

                                     LEHMAN COMMERCIAL PAPER INC.

                                     By:_______________________________
                                     Print Name:_______________________
                                     Title:____________________________

                                     399 Park Avenue
                                     8th Floor
                                     New York, NY  10022
                                     Telephone: (212) 526-5153
                                     Facsimile: (646) 758-4672
                                     Attention: Thomas Buffa

                                     SUMITOMO MITSUI BANKING CORPORATION

                                     By: /s/ William M. Ginn
                                         ----------------------------
                                     Print Name: William M. Ginn
                                     Title: General Manager

                                     277 Park Avenue
                                     New York, NY 10172
                                     Phone: 212-224-4178
                                     Facsimile: 212-224-4887
                                     Attention: Mr. Charles J. Sullivan

                                     BANCO POPULAR DE PUERTO RICO

                                     By:______________________________
                                     Print Name:______________________
                                     Title:___________________________

                                     7 West 51st Street
                                     New York, NY 10019
                                     Telephone:  212-445-1988
                                     Facsimile:  212-245-4677
                                     Attention:  Mr. Hector J. Gonzalez

                                     CHARTER ONE BANK, N.A.

                                     By: _______________________________
                                     Print Name:
                                     Title:

                                     Citizens Bank
                                     One Citizens Plaza (RC0440)
                                     Providence, RI  02903
                                     Phone: (401) 455-5425
                                     Facsimile: (401) 282-4485
                                     Attention: Mr. Craig E. Schermerhorn

                                     THE NORTHERN TRUST COMPANY

                                     By: /s/ Robert Wiarda
                                         ----------------------------------
                                     Print Name: Robert Wiarda
                                     Title: Vice President

                                     50 South LaSalle Street, 2nd Floor
                                     Chicago, IL 60675
                                     Phone: 312-444-3380
                                     Facsimile: 312-444-7028
                                     Attention: Mr. Robert Wiarda

                                     CITICORP NORTH AMERICA, INC.

                                     By: /s/ Jeanne M. Craig
                                         -----------------------------
                                     Print Name:  Jeanne M. Craig
                                     Title: Vice President

                                     390 Greenwich Street, Floor 1
                                     New York, NY 10013
                                     Phone: 212-723-6590
                                     Facsimile: 212-723-8547
                                     Attention: Mr. Jeanne M. Craig

                                     MELLON BANK, N.A.

                                     By: /s/ Steven R. Richard
                                         ------------------------------
                                     Print Name: Steven R. Richard
                                     Title: Senior Vice President

                                     Suite 5325
                                     One Mellon Center
                                     Pittsburgh, PA 15258-0001
                                     Phone: 412-234-9625
                                     Facsimile: 412-234-8657
                                     Attention: Mr. Thomas Greulich

                                     FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                     By: /s/ Greg Cullum
                                         -----------------------------
                                     Print Name: Greg Cullum
                                     Title: Senior Vice President

                                     701 Market Street
                                     Chattanooga, TN  37402
                                     Phone: 423-757-4272
                                     Facsimile: 423-757-4040
                                     Attention: Greg Cullum

                                     COMPASS BANK

                                     By: /s/ Robert H. Shore
                                         ---------------------------
                                     Print Name: Robert H. Shore
                                     Title: Senior Vice President

                                     8080 N. Central Expressway
                                     Suite 370
                                     Dallas, TX  75206
                                     Phone: 214-706-8088
                                     Facsimile: 214-890-8668
                                     Attention: Commercial Real Estate

                                     ALLIED IRISH BANKS, P.L.C.
                                     New York Branch

                                     By: __________________________________
                                     Print Name:
                                     Title: Vice

                                     405 Park Avenue
                                     New York, NY 10022
                                     Phone: 212/515-6847
                                     Facsimile: 212/339-8325
                                     Attention: Mr. Anthony O'Reilly

                                     By:
                                         ----------------------------
                                     Print Name:
                                     Title:

                                     405 Park Avenue
                                     New York, NY 10022
                                     Phone: 212/515-6847
                                     Facsimile: 212/339-8325
                                     Attention: Ms. Hillary Patterson

                                    EXHIBIT F

                               SUBSIDIARY GUARANTY

      This Guaranty is made as of _________, 2005 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered, together with any additional Subsidiaries that are deemed to be parties to this Subsidiary Guaranty pursuant to Section 6.13 of the Credit Agreement described below (collectively, the "Subsidiary Guarantors"), to and for the benefit of JPMorgan Chase Bank, N.A., individually ("JPMorgan Chase Bank") and as administrative agent ("Administrative Agent") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

                                    RECITALS

      A. Developers Diversified Realty Corporation ("DDR"), a corporation organized under the laws of the State of Ohio, and each Subsidiary which is a Qualified Borrower under the Credit Agreement described below (collectively, "Borrower"), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $1,000,000,000 subject to increase to up to $1,250,000,000 in accordance with the terms thereof (the "Facility").

      B. The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in a Sixth Amended and Restated Credit Agreement of even date herewith between Borrower, JPMorgan Chase Bank, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

      C. DDR has executed and delivered or will execute and deliver to the Lenders promissory notes and competitive notes as evidence of DDR's indebtedness to each such Lender with respect to the Facility and each Qualified Borrower has executed and delivered to the Administrative Agent for the benefit of the Lenders a promissory note as evidence of its indebtedness to the Lenders with respect to the Facility (the promissory notes described above from DDR and each Qualified Borrower, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes under the Credit Agreement, are collectively referred to herein as the "Notes").

      D. Subsidiary Guarantors are subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                   AGREEMENTS

      NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

      1. Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

            (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

            (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

            (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations." Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors' obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

      2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the

Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

      3. Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders' assessment of the financial condition of Borrower. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

      4. Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Subsidiary Guarantors' obligations hereunder.

      5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors' obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

      6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

      7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

      8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

      9. Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Event of Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default or Event of Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

      10. Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

      11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

      12. Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

      13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

              To Subsidiary Guarantors:

                          c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway
                          Beachwood, Ohio 44122

                          Attention: Chief Financial Officer

                          Telephone: (216) 755-5775
                          Facsimile: (216) 755-1775

              With a copy to:

                          3300 Enterprise Parkway
                          Beachwood, Ohio  44122

                          Telephone: (216) 755-5650
                          Facsimile: (216) 755-1560
                          Attention: General Counsel

              To JPMorgan Chase as Administrative Agent and as a Lender:

                          JPMorgan Chase Bank, N.A.
                          One Bank One Plaza
                          Chicago, Illinois  60670

                          Attention: Timothy J. Carew, Vice President

                          Telephone: (312) 325-3114
                          Facsimile: (312) 325-3122

              With a copy to:

                          Sonnenschein Nath & Rosenthal LLP
                          8000 Sears Tower
                          Chicago, Illinois  60606
                          Attention: Steven R. Davidson, Esq.

                          Telephone: (312) 876-8238
                          Facsimile: (312) 876-7934

              If to any other Lender, to its address set forth in the Credit Agreement.

      14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

      15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

      16. SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      17. From time to time, additional Subsidiaries may be deemed to be parties to this Guaranty automatically pursuant to Section 6.13 of the Credit Agreement and from time to time, certain of such parties may execute a joinder substantially in the form of Exhibit A hereto. Each such Subsidiary shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty, subject to the terms of Section 18.

      18. Notwithstanding anything to the contrary contained herein, at such time as a Subsidiary Guarantor enters into a transaction which prohibits it from being a Subsidiary Guarantor hereunder it shall be deemed to be automatically released as a Subsidiary Guarantor provided no Default then exists until such time, if any, as it again is required to be a Subsidiary Guarantor pursuant to
Section 6.13 of the Credit Agreement. Upon written request from such Subsidiary Guarantor to confirm such release, and delivery to Administrative Agent of such documentation supporting the request as Administrative Agent may request, Administrative Agent will deliver to such Subsidiary Guarantor written evidence of its release as a Subsidiary Guarantor.

      19. Notwithstanding anything to the contrary contained herein, if a Subsidiary Guarantor which owns more than one Project, either directly or indirectly through the ownership of Capital Stock in another Subsidiary of Borrower (a "Multi-Property Guarantor"), owns an interest in any Capital Stock in a Subsidiary of Borrower that is excluded from being a Subsidiary Guarantor pursuant to Section 6.13 of the Credit Agreement (an "Excluded Entity"), then the amounts recoverable by the Lenders from such Multi-Property Guarantor under this Guaranty shall exclude any and all amounts arising from such Multi-Property Guarantor's right, title and interest in the Capital Stock of such Excluded Entity (including, without limitation, any right of such Multi-Property Guarantor to receive distributions or other payments on account of any Capital Stock of such Excluded Entity) or from the assets of such Excluded Entity (whether pursuant to a judgment lien or otherwise).

      IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

                                     By:

                                            By:
                                            Its:

                                     By:

                                            By:
                                            Its:

                                     By:

                                            By:
                                            Its:

                        EXHIBIT A TO SUBSIDIARY GUARANTY

                           FORM OF JOINDER TO GUARANTY

      THIS JOINDER is executed by __________, a __________ ("Subsidiary"), which hereby agrees as follows:

      1.__________All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the "Guaranty") dated as of __________, 200_ executed for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent for itself and certain other lenders, with respect to a loan from the Lenders to Developers Diversified Realty Corporation ("Borrower").

      2.__________As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

      3.__________Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

                            [INSERT SIGNATURE BLOCK]